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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Biosonics, Inc.

We hereby consent to the inclusion in this Prospectus and Registration Statement on Form S-1 of our report dated February 21, 1997 (except for Notes 3 and 10 as to which the date is July 18,1997), on the financial statements included in the Biosonics, Inc. Form 10-K/A for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption, "Experts".

                                         /s/ MORRIS J. COHEN & CO., P.C.
                                         -------------------------------
                                         MORRIS J. COHEN & CO., P.C.

Philadelphia, Pennsylvania
February 9, 1998